          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 9, 1999
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                              HEALTHEON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                -----------------

        DELAWARE                                     94-3236644
(STATE OF INCORPORATION)                 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                                -----------------
                            4600 PATRICK HENRY DRIVE
                              SANTA CLARA, CA 95054
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                -----------------

                                 1996 STOCK PLAN
               ACTAMED CORP. 1993 CLASS B COMMON STOCK OPTION PLAN
                      ACTAMED CORP. 1994 STOCK OPTION PLAN
                      ACTAMED CORP. 1995 STOCK OPTION PLAN
                      ACTAMED CORP. 1996 STOCK OPTION PLAN
                      ACTAMED CORP. 1997 STOCK OPTION PLAN
                        1998 EMPLOYEE STOCK PURCHASE PLAN

                            (FULL TITLE OF THE PLANS)
                                -----------------

                                 W. MICHAEL LONG
                             CHIEF EXECUTIVE OFFICER
                              HEALTHEON CORPORATION
                            4600 PATRICK HENRY DRIVE
                              SANTA CLARA, CA 95054
                                 (408) 876-5000


 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                -----------------
                                    Copy to:

           LARRY W. SONSINI, ESQ.                      JACK DENNISON
            DANIEL R. MITZ, ESQ.              VICE PRESIDENT AND GENERAL COUNSEL
           MARK L. REINSTRA, ESQ.                    HEALTHEON CORPORATION
      WILSON SONSINI GOODRICH & ROSATI              4600 PATRICK HENRY DRIVE
          PROFESSIONAL CORPORATION                   SANTA CLARA, CA 95054
             650 PAGE MILL ROAD                         (408) 876-5000
            PALO ALTO, CA 94304
               (415) 493-9300


================================================================================

                         CALCULATION OF REGISTRATION FEE

                                                                                 PROPOSED        PROPOSED
                            TITLE OF                             MAXIMUM         MAXIMUM          MAXIMUM
                           SECURITIES                            AMOUNT          OFFERING        AGGREGATE         AMOUNT OF
                             TO BE                                TO BE         PRICE PER        OFFERING        REGISTRATION
                           REGISTERED                         REGISTERED(1)       SHARE            PRICE              FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001
     To be issued for options under the 1996 Stock Plan.... 13,828,715 shares   $49.552(2)       $116,565,467       $32,405
     To be issued for options under the ActaMed Corp. 1993
     Class B Common Stock Option Plan......................    366,104 shares   $ 0.37 (3)       $    135,337       $    37
     To be issued for options under the ActaMed Corp. 1994
     Stock Option Plan.....................................    832,931 shares   $ 2.076(4)       $  1,729,481       $   480
     To be issued for options under the ActaMed Corp.
     1995  Stock Option Plan...............................    192,956 shares   $ 3.237(5)       $    624,599       $   173
     To be issued for options under the ActaMed Corp. 1996
     Stock Option Plan.....................................    245,190 shares   $ 3.237(6)       $    793,680       $   220
     To be issued for options under the ActaMed Corp. 1997
     Stock Option Plan.....................................    209,485 shares   $ 3.667(7)       $    768,181       $   213
     To be issued under the 1998 Employee Stock Purchase
     Plan..................................................  1,000,000 shares   $ 6.80 (8)       $  6,800,000       $ 1,890

            TOTAL                                           16,675,381 SHARES                    $127,416,745       $35,422
=================================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into seven subtotals.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such computation is based on the weighted average of (i) the weighted average exercise price of $4.958 per share covering outstanding options under the 1996 Stock Plan to purchase 12,617,748 shares and
       (ii) $44.594 per share (the average of the high and the low prices of the Registrant's Common Stock on August 3, 1999) for 1,210,967 shares.

(3) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such computation is based on the weighted average exercise price of $0.37 per share covering outstanding options under the ActaMed Corp. 1993 Class B Common Stock Option Plan to purchase 366,104 shares.

(4) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such computation is based on the weighted average exercise price of $2.076 per share covering outstanding options under the ActaMed Corp. 1994 Stock Option Plan to purchase 832,931 shares.

(5) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such computation is based on the weighted average exercise price of $3.237 per share covering outstanding options under the ActaMed Corp. 1995 Stock Option Plan to purchase 192,956 shares.

(6) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such computation is based on the weighted average exercise price of $3.237 per share covering outstanding options under the ActaMed Corp. 1996 Stock Option Plan to purchase 245,190 shares.

(7) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such computation is based on the weighted average exercise price of $3.667 per share covering outstanding options under the ActaMed Corp. 1997 Stock Option Plan to purchase 209,485 shares.

(8) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such computation is based on $6.80 per share, which is 85% of the fair market value of the Registrant's Common Stock on February 10, 1999 (equal to the price to the public as set forth in the final prospectus for the Registrant's initial public offering). Pursuant to the 1998 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the first day of an offering period or last day of the applicable purchase period.

                              HEALTHEON CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed by Healtheon Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Prospectus dated February 10, 1999 as filed by the Registrant pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

         (b) The Registrant's Form 10-Q for the period ended March 31, 1999 as filed on May 17, 1999 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (c) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on February 8, 1999 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Article V of the Amended and Restated Certificate of Incorporation of the Registrant filed as Exhibit 3.2 incorporated by reference; Article VI of the Bylaws of the Registrant filed as Exhibit 3.4 incorporated by reference; Section 145 of the Delaware General Corporation Law; and indemnification agreements entered into between the Company and its officers and directors which, among other things, and subject to certain conditions, authorize the Company to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the Company against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

         The Company has obtained directors and officers insurance providing indemnification for certain of the Company's directors, officers, affiliates, partners or employees for certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

     EXHIBIT
     NUMBER                               DESCRIPTION
------------------ -------------------------------------------------------------
      3.2*         Amended and Restated Certificate of Incorporation
      3.4*         Bylaws
      5.1          Opinion of counsel as to legality of securities being registered.
     10.2*         1996 Stock Plan
     10.3*         ActaMed Corp. 1997 Stock Option Plan
     10.4*         ActaMed Corp. 1996 Stock Option Plan
     10.5*         ActaMed Corp. 1995 Stock Option Plan
     10.6*         ActaMed Corp. 1994 Stock Option Plan
     10.7*         ActaMed Corp. 1993 Class B Common Stock Option Plan
     10.29*        1998 Employee Stock Purchase Plan
     23.1          Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
                   Exhibit 5.1)
     23.2          Consent of Ernst & Young LLP, independent auditors
     23.3          Consent of Deloitte & Touche LLP, independent auditors
     23.4          Consent of Deloitte & Touche LLP, independent auditors
     24.1          Power of Attorney (see signature page)

---------------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-70553), which was declared effective on February 10, 1999.

ITEM 9.  UNDERTAKINGS.

         (a)  The Registrant hereby undertakes:

              (i) To file, during any period which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (ii) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
              Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
              Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Amended and Restated Certificate of Incorporation, Bylaws or indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 9th day of August, 1999.

                                        HEALTHEON CORPORATION


                                        By: /s/ JOHN L. WESTERMANN III
                                           -------------------------------------
                                                John L. Westermann III
                                                Vice President and
                                                Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack Dennison and John L. Westermann III, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                                         TITLE                                   DATE
-------------------------------        --------------------------------------------       -------------------
/s/ W. MICHAEL LONG                                                                          August 9, 1999
-------------------------------        Chief Executive Officer and Director
W. Michael Long                        (Principal Executive Officer)

                                                                                             August 9, 1999
/s/ JOHN L. WESTERMANN III             Chief Financial Officer (Principal Financial
-------------------------------        Officer and Accounting Officer)
John L. Westermann III


-------------------------------        Director
James H. Clark


-------------------------------        Director
L. John Doerr

/s/ THOMAS A. JERMOLUK                                                                       August 9, 1999
-------------------------------        Director
Thomas A. Jermoluk

/s/ C. RICHARD KRAMLICH                                                                      August 9, 1999
-------------------------------        Director
C. Richard Kramlich

/s/ WILLIAM W. MCGUIRE, M.D.                                                                 August 9, 1999
-------------------------------        Director
William W. McGuire, M.D.

/s/ LAURA D'ANDREA TYSON                                                                     August 9, 1999
-------------------------------        Director
Laura D'Andrea Tyson

/s/ TADATAKA YAMADA, M.D.                                                                    August 9, 1999
-------------------------------        Director
Tadataka Yamada, M.D.

                                INDEX TO EXHIBITS

     EXHIBIT
     NUMBER                            DESCRIPTION
------------------ -------------------------------------------------------------
      3.2*         Amended and Restated Certificate of Incorporation
      3.4*         Bylaws
      5.1          Opinion of counsel as to legality of securities being registered
     10.2*         1996 Stock Plan
     10.3*         ActaMed Corp. 1997 Stock Option Plan
     10.4*         ActaMed Corp. 1996 Stock Option Plan
     10.5*         ActaMed Corp. 1995 Stock Option Plan
     10.6*         ActaMed Corp. 1994 Stock Option Plan
     10.7*         ActaMed Corp. 1993 Class B Common Stock Option Plan
     10.29*        1998 Employee Stock Purchase Plan
     23.1          Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
                   Exhibit 5.1)
     23.2          Consent of Ernst & Young LLP, independent auditors
     23.3          Consent of Deloitte & Touche LLP, independent auditors
     23.4          Consent of Deloitte & Touche LLP, independent auditors
     24.1          Power of Attorney (see signature page)

------------------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-70553), which was declared effective on February 10, 1999.